Consent of Independent Auditors



We consent to the inclusion in this Pre-effective Amendment No. 1 to the Registration Statement of Unified Series Trust on Form N-1A of our report, dated December 30, 2002, on the statement of assets and liabilities of Unified Series Trust as of December 23, 2002, and to all references to our firm included in the Registration Statement.

                                                        /s/

                                            Crowe, Chizek and Company LLP

December 30, 2002
Indianapolis, Indiana























                                  Exhibit 23.1